Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Treasury Only Portfolio, Treasury Portfolio, Government Portfolio, Prime Money Market Portfolio, Money Market Portfolio, and Tax-Exempt Portfolio series of Colchester Street Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 49 to the Trust's Registration Statement on Form N-1A (File Nos. 002-74808 and 81 1-03320) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 47 to the Registration Statement.

/s/ Shearman & Sterling LLP

Shearman & Sterling LLP

Washington, DC

May 26, 2005